EXHIBIT 5

BEFUMO & SCHAEFFER PLLC

1629 K Street NW Suite 300 Washington. DC 20006  Ph: 202-669-0619 Fax: 202-478-2900 andrew@befumolaw.com

November 10, 2015

United States Securities and Exchange Commission

100 F Street

Washington, D.C. 20549

RE:	Legal Opinion Pursuant to SEC Form S-1 for messageBgone, Inc., a Nevada corporation

Ladies and Gentlemen:

I have acted as special counsel to messageBgone, Inc. (The "Company ") for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included there in (collectively the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on or about November 11, 2015, with respect to the registration and proposed sale of up to 9,000,000 shares of Common Stock, par value $0.001 per share, which may be sold at a price of $0.02 per share.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not l imited to, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records' of corporate proceedings relating to the issuance of Shares. Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certi fied or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.

In conducting my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and bind ing obligations of such parties.

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BEFUMO & SCHAEFFER PLLC

1629 K Street NW Suite 300  Washingon. DC 20006 Ph: 202-669-0619 Fax: 202-478-2900 andrew@befumolaw.com

Based upon and subject to the foregoing, I make the followi ng opinion on the legality of the securities being registered. I am of the opinion that:

1.  The Company has an authorized capital ization of 200,000,000 shares of Common Stock, $0.001 par value, and no shares of Preferred Stock.

2. The 9,000,000 shares that are being offered by the Company, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company i n accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefore in accordance with the terms of the Registration Statement, such shares will be duly and validly issued and authorized, fully paid and non-assessable.

This opinion letter is Limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus. In giving this consent, I do not hereby admit that I am an "Expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,

/s/ Andrew J Befumo

Andrew J. Befumo, Esq.

Partner, Befumo & Schaeffer, PLLC